UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  April 25, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

PureDepth, Inc. (the “Company”) is filing this Amendment No. 1 (“Amendment No. 1”) to its Current Report on Form 8-K filed by the Company on May 1, 2007 (the “Form 8-K”) in order to (i) update the Item 4.01 disclosure as of the accountant’s effective resignation date , and (ii) file an additional letter from the auditor regarding the Company’s disclosure in this Amendment No. 1. No other information contained in the Form 8-K, which is incorporated herein by reference, is amended by this Amendment No. 1.

Item 4.01  Changes in Registrant’s Certifying Accountant

Mark Bailey & Company, Ltd. (“Mark Bailey”) has resigned as the Company’s independent accounting firm effective June 14, 2007 (the “Effective Date”). The Company is currently engaged in selecting a replacement independent accountant.

The report of Mark Bailey on the Company's financial statements for the ten-month fiscal period ended January 31, 2006 and the fiscal year ended January 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements for the ten-month fiscal period ended January 31, 2006 and the fiscal year ended January 31, 2007, and during the subsequent interim period through the Effective Date, there were no disagreements with Mark Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mark Bailey, would have caused Mark Bailey to make reference to the subject matter of the disagreements in connection with its report, nor were there any “reportable events” as provided in Item 304(a)(iv)(B) of Regulation S-B promulgated under the Securities Act of 1934, as amended.

The Company provided Mark Bailey with a copy of this disclosure and requested that Mark Bailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Mark Bailey agrees with the above statements. A copy of Mark Bailey's letter dated June 14, 2007, is filed as Exhibit 16.2 to this Amendment No. 1.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
16.2	Letter from Mark Bailey & Company, Ltd. dated June 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.:
( Registrant )

Date: June 20, 2007	By:	/s/ JONATHAN J. McCAMAN
JONATHAN J. McCAMAN Chief Financial Officer